Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Registration Statement on Form S-4 dated January 15, 2008 of Community Bankers Acquisition Corporation of our report dated April 13, 2007 relating to our audits of the consolidated financial statements of Transcommunity Financial Corporation, appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the captions “Experts” in such Joint Proxy Statement/Prospectus.
/s/ McGladrey & Pullen
Richmond, Virginia
January 15, 2008